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                                                                    EXHIBIT 99.1

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of August 19, 2003 (the "Effective Date") by and between PETER S. RUMMELL ("Executive") and THE ST. JOE COMPANY, a Florida corporation (the "Company").

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to secure Executive's continued services and to reinforce and encourage his continued attention and dedication to the development and implementation of a board-approved succession plan, and the Executive wishes to continue to serve the Company and to assist in the development and implementation of such plan.

         NOW, THEREFORE, the Company and the Executive agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 "Business Combination" means a merger, share exchange or consolidation of the Company with or into another entity or any other corporate reorganization.

         1.2 "Cause" means conviction of a felony crime following final disposition of any available appeal; pleading guilty or no contest to a felony crime; or gross negligence or a willful breach of any material term of this Agreement, in each case as determined by a court of competent jurisdiction in the State of Florida.

         1.3 "Change in Control" means the occurrence of any of the following events after the date of this Agreement:

                  (a) The consummation of a Business Combination unless, following such Business Combination, all or substantially all of the individuals and entities who were the owners of the Company's outstanding voting stock immediately prior to such Business Combination own, directly or indirectly, and in substantially the same proportions, 50% or more of the continuing or surviving entity's voting stock outstanding immediately after such Business Combination;

                  (b) The sale, transfer, exchange or other disposition of all or substantially all of the Company's assets;

                  (c) A change in the composition of the Board of Directors of the Company, as a result of which fewer than two-thirds of the incumbent directors are Continuing Directors;

                  (d)      The liquidation or dissolution of the Company; or

                  (e) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection 1.3(e), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the 1934 Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a parent or subsidiary of the Company,
(ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company, (iii) the Alfred I. duPont Testamentary Trust and (iv) the Nemours Foundation.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. Furthermore, the Company's purchase of Company stock from the Alfred I. duPont Testamentary Trust shall in no event be deemed to result in a Change in Control.


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         1.4      "Continuation Period" means the period commencing on the
effective date of the termination of the Executive's employment pursuant to
Section 5 and ending on the earlier of the date 36 months after the effective date of the termination of the Executive's employment or the date of the Executive's death.

         1.5 "Continuing Directors" means directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

         1.6 "Disability" means a long-term disability under the Company's long-term disability plan as then in effect.

         1.7 "Friendly Change in Control" means a Change in Control that has been approved by the affirmative vote of a majority of the Continuing Directors.

         1.8      "Good Reason" means any of the following:

                  (a) The Executive has experienced a demotion in title with the Company or has experienced a substantial and material reduction in duties or responsibilities with the Company that is not in connection with a succession plan approved by the Company's Board of Directors; provided, that the Executive occupying the same position with a company that is not a publicly-held company subject to the 1934 Act shall constitute a material reduction in responsibilities unless the reason the Company is no longer a publicly-held company subject to the 1934 Act is because of a management and/or employee buyout or other similar transaction whereby, after the completion of such transaction, the Company's management, Company employee benefit plans and/or employees beneficially own(s) (as that term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities;

                  (b) The Executive has incurred a reduction in his total compensation as an employee of the Company (consisting of annual base salary and target bonus);

                  (c) The Executive has been notified that his principal place of work as an employee of the Company will be moved to a location that is more than 30 miles from its current location;

                  (d) Commission by the Company, or a successor thereto, of a material breach of any of the provisions of this Agreement; or

                  (e)      A successor to the Company fails to comply with
Section 11.1.

         1.9 "Qualifying Termination of Employment" means a termination of the Executive's employment under any of the following circumstances:

                  (a) The Executive terminates his employment for any reason during the six month period immediately following the first anniversary of a Change in Control;

                  (b)      The Executive terminates his employment for Good
Reason; or

                  (c) The Company terminates the Executive's employment for any reason other than Cause, death, Disability or in connection with a succession plan approved by the Company's Board of Directors.

The determination of whether the Executive's employment has terminated shall be made without regard to whether the Executive continues to provide services to the Company as a member of its Board of Directors


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or otherwise in the capacity of an independent contractor. A transfer of the
Executive's employment from the Company to a successor of the Company shall not be considered a termination of employment if such successor complies with the requirements of Section 11.1.

         1.10 "Unfriendly Change in Control" means a Change in Control that has not been approved by the affirmative vote of a majority of the Continuing Directors.

         1.11 "1934 Act" means the Securities Exchange Act of 1934, as amended.

2. TERM. Subject to the provisions of Sections 3, 5, 6, 7 and 8, the Company will employ Executive for a term commencing on the date of this Agreement and continuing to and including August 18, 2008.

3.       POSITION; SUCCESSION PLANNING; OUTSIDE ACTIVITIES.

         3.1 During the term of this Agreement Executive will serve in a full-time capacity as Chairman and Chief Executive Officer of the Company and its wholly owned subsidiaries, reporting directly to the Board of Directors; provided, however, that all or part of the Executive's titles, duties and responsibilities may be reassigned to another person by the Company's Board of Directors in connection with a succession plan approved by the Board.

         3.2 Executive agrees to assist the Company's Board of Directors in the development of a succession plan and to facilitate the implementation of any succession plan approved by the Company's Board of Directors. The Executive acknowledges and agrees that in connection with a Board-approved succession plan the Board may reassign or eliminate the titles and duties assigned to Executive under Section 3.1 or terminate the Executive's employment. Notwithstanding any such reassignment, elimination or termination, the Executive shall be entitled to the compensation provided under Section 4 through August 18, 2008.

         3.3 While employed by the Company, other than serving as a member of up to two public company boards of directors, Executive will not engage in any other employment or business activity for compensation without the consent of the Board.

4.       COMPENSATION.

         4.1 Base Salary. Executive will be paid a base salary at the annual rate of $766,782, payable in accordance with the Company's standard payroll practices for salaried employees. This salary will be subject to reevaluation on each March 1, commencing March 1, 2004. The base salary may be increased but not reduced during the term of this Agreement pursuant to the Company's employee compensation policies in effect from time to time.

         4.2 Bonus. Executive will be eligible to participate in the Company's annual incentive plan, which bases bonuses on overall Company performance and individual performance for the calendar year, with a target bonus of 100% of the Executive's base salary. This target bonus will not be reduced during the term of this Agreement. Executive's annual bonus will be computed in a manner consistent with past practice. For the calendar year 2008 Executive's bonus will be paid pro rata based on the number of days of the year that this Agreement is in effect.

         4.3 Restricted Stock. On the date of this Agreement Executive is hereby granted an award of restricted common stock of the Company valued at $10,000,000 as of the closing of the New York Stock Exchange on August 18, 2003. The restrictions will lapse on one-third of the stock granted as part of this award on the third anniversary of the date of grant and one-third on each of the fourth and fifth anniversaries. The Executive agrees that he will not sell or transfer any of such shares, except for that number of shares necessary to pay any taxes that become due and payable upon the lapse of restrictions thereon, until the earlier of the termination of his employment by the Company, an unfriendly Change of Control, one year after a friendly Change of Control or August 18, 2008.


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         4.4      Stock Options. Executive will not be eligible to receive new awards of stock options during the term of this Agreement.

         4.5 Expense Reimbursement. Executive will be eligible for reimbursement of necessary and reasonable business expenses subject to Company policy.

5.       QUALIFYING TERMINATION OF EMPLOYMENT

         5.1 Severance Pay. In the event of a Qualifying Termination of Employment, within 30 business days after the occurrence of such Qualifying Termination of Employment, the Company or its successor shall pay to the Executive a lump sum equal to the product of three times the sum of:

                  (a)      The Executive's annual base salary at the greater of
         (i) the annual rate in effect on the date when the termination of the Executive's employment with the Company is effective or (ii) the annual rate in effect on the date of the Change in Control; plus

                  (b) The greater of (i) the Executive's annual bonus for the most recent year completed prior to the date when the termination of the Executive's employment with the Company is effective or (ii) an amount equal to 100% of the Executive's annual base salary, as determined under Section 4.1.

         5.2      Supplemental Pension.

         (a) In the event of a Qualifying Termination of Employment, in lieu of accruing pension benefits under the Company's Pension Plan, the Company's 401(k) Plan (the "401(k) Plan"), the Company's Deferred Capital Accumulation Plan (the "DCAP"), the Company's Supplemental Retirement Plan (the "SERP"), and any other funded or unfunded pension plans now or hereafter maintained by the Company (collectively, the "Pension Plans") during the Continuation Period, the Executive shall be entitled to receive an unfunded supplemental pension benefit under this Agreement (the "Supplemental Benefit"). The Supplemental Benefit shall be calculated under Subsection 5.2(b) below and shall be paid in a lump sum within 30 business days after the date of the Qualifying Termination of Employment.

         (b)      The Supplemental Benefit shall be an amount equal to:

                  (i) The amount payable to the Executive as a single lump sum amount under the Pension Plans had the Executive (A) continued to be employed as an Executive of the Company during the Continuation Period, (B) received compensation equal to the amount described in
         Section 5.1(a) during the Continuation Period, (C) continued to receive matching contributions under the 401(k) Plan and DCAP through the Continuation Period at the same rate as the Executive was receiving at the time of the Executive's termination of employment, and (D) been 100% vested in each of the Pension Plans; minus

                  (ii) The amount, calculated as of the date of the Qualifying Termination of Employment, of the single lump sum amount actually payable to the Executive under the Pension Plans, whether or not the Executive elects to receive his benefits under the Pension Plans in the form of a single lump sum amount.

         (c) For purposes of determining the lump sum amount payable under this Section 5.2, (i) the Executive's account under the Pension Plan and the SERP shall each be credited with interest at the interest rate in effect under such plan at the date of the Executive's Qualifying Termination of Employment, and (ii) the Executive's account under the 401(k) Plan and the DCAP shall each be credited with interest at the interest rate in effect under the DCAP at the date of the Executive's Qualifying Termination of Employment.

         5.3.     Equity-Based Compensation.


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         (a)      If Executive terminates his employment for Good Reason or the
Company terminates the Executive's employment for any reason other than Cause or there is an Unfriendly Change in Control, all stock options granted to the Executive shall immediately vest in full, and all restrictions on all shares of restricted stock granted to Executive shall immediately lapse.

         (b) If there is a Friendly Change in Control, all stock options granted to the Executive which have already vested at the time of the Change in Control shall remain vested, those stock options granted to the Executive which are scheduled to vest within one year of the date of the Change in Control shall vest in accordance with their existing vesting schedule, and all other stock options granted to the Executive shall vest on the first anniversary of the date of the Friendly Change in Control.

         (c) If applicable law or the terms of applicable plans or award agreements prohibit the Company from accelerating the lapsing of restrictions on restricted stock or the vesting and exercisability of stock options or other equity-based awards as provided in Sections 5.3(a) and (b), the Company shall pay to the Executive the following: (xx) on the date of the forfeiture of any restricted stock that otherwise would have vested pursuant to this Section 5.3, a cash payment equal to the market value of a number of shares of common stock of the Company (absent restrictions) equal to the number of shares of restricted stock forfeited, (yy) on the date of the forfeiture of any such stock options that otherwise would have vested pursuant to this Section 5.3, a cash payment equal to the difference between the market value of the shares of stock subject to such stock options and the exercise price of such stock options, and (zz) on the date of the forfeiture of any such other equity-based awards that otherwise would have vested pursuant to this Section 5.3, a cash payment equal to the value of such forfeited equity-based awards, as determined by the Board in good faith.

         5.4      Bonus, Group Insurance and Financial Planning.

         (a) Bonus. In the event of a Qualifying Termination of Employment, the Company shall pay the Executive a target bonus for the year in which such termination occurs. Such target bonus shall not be less than the greater of (i) the Executive's annual incentive plan bonus for the most recent year completed prior to the date when the termination of the Executive's employment with the Company is effective or (ii) the amount of the Executive's target bonus then in effect, in either case prorated to reflect the portion of such year during which the Executive was employed by the Company.

         (b) Insurance. In the event of a Qualifying Termination of Employment, during the Continuation Period the Executive (and, where applicable, the Executive's dependents) shall be entitled to medical and dental benefits under the Company's Health Care Plan, or any successor thereto, as if the Executive were still employed during such period. Such benefits shall be provided at the same level and at the same after-tax cost to the Executive as is available to all of the Company's senior executives generally. Where applicable, the Executive's salary, for purposes of such plans, shall be determined at the greater of (i) the annual rate in effect on the date when the termination of the Executive's employment with the Company is effective or (ii) the annual rate in effect on the date of the Change in Control, disregarding for this purpose any reduction in salary that would constitute Good Reason hereunder. To the extent the Company is unable or does not wish to cover the Executive under its plans during the Continuation Period, the Company shall provide the Executive with substantially equivalent benefits on an individual basis at no additional after-tax cost to the Executive. The foregoing notwithstanding, in the event the Executive becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Company under this Section 5.3(b) shall terminate immediately. The benefits described in this Section 5.4(b) shall be credited against any group health continuation coverage the Company is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1985.

         (c) Financial Planning. In the event of a Qualifying Termination of Employment, during the Continuation Period the Executive shall be entitled to receive reimbursement for financial planning at the greater of the level the Executive was receiving (i) at the time of termination or (ii) at the time of the Change in Control, if applicable.


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6.       TERMINATION UPON DEATH. In the event of the Executive's death, this
Agreement shall terminate and the Company shall only be obligated to (a) pay to the Executive's estate or legal representative the annual base salary to the extent earned by the Executive prior to the Executive's death, (b) take all necessary actions so that all restrictions on the Executive's restricted stock shall lapse and all of the Executive's stock options shall vest and become immediately exercisable in full as of the time of the Executive's death, and (c) take all necessary actions so that all pension benefits accruing under the SERP shall immediately become vested in full as of the time of the Executive's death. The Company may, however, pay the estate or legal representative a bonus that the Executive has earned prior to his death. After making such payment(s) and providing such benefits, the Company shall have no further obligations under this Agreement.

7. DISABILITY. In the event of the Executive's Disability, the Company shall have the right, at its option, to terminate the Executive's employment. Unless and until so terminated, during any period of Disability during which the Executive is unable to perform the services required of him, the Executive's salary shall be payable to the extent of, and subject to, the Company's policies and practices then in effect with regard to sick leave and disability benefits. In the event of the Executive's termination due to the Executive's Disability, the Company shall only be obligated to (a) pay to the Executive or his personal representative the Executive's annual base salary to the extent earned by the Executive prior to the termination of employment, (b) take all necessary actions so that all restrictions on the Executive's restricted stock shall lapse and all of the Executive's stock options shall vest and become immediately exercisable in full as of the time of the Executive's Disability, and (c) take all necessary actions so that all pension benefits accruing under the SERP shall immediately become vested in full as of the time of the Executive's Disability. After making such payment(s) and providing such benefits, the Company shall have no further obligations under this Agreement.

8. TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. In the event that the Company terminates the Executive's employment for Cause or the Executive terminates his employment without Good Reason, the Company shall only be obligated to pay to the Executive the Executive's annual base salary to the extent earned by the Executive prior to the termination of employment. After making such payment, the Company shall have no further obligations under this Agreement.

9.       EXCISE TAXES.

         9.1 Gross-Up Payment. If it is determined that any payment, benefit or distribution of any type to or for the benefit of the Executive by the Company, any of its affiliates, any person or entity that acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any affiliate of such person or entity, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax and any such interest or penalties are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount calculated to ensure that after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. Payments under this section are payable to the Executive, even if the Executive is not eligible for employment termination benefits under this agreement.

         9.2 Determination by Accountant. All determinations and calculations required to be made under this Section 9 shall be made by an independent accounting firm selected by the Executive from among the largest four accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Executive within five days of the termination of the Executive's employment, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise
Tax). If the Accounting Firm determines that no Excise Tax is
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payable by the Executive, it shall furnish the Executive with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within five days after the Determination is delivered to the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

         9.3 Over- and Underpayments. As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) the Executive shall in no event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that the Executive has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of Subsection 9.1 above, which is to make the Executive whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Executive's repaying to the Company an amount which is less than the Overpayment.

         9.4      Limitation on Parachute Payments. Any other provision of this
Section 9 notwithstanding, if the Excise Tax could be avoided by reducing the Total Payments by 5% or less, then the Total Payments shall be reduced to the extent necessary to avoid the Excise Tax and no Gross-Up Payment shall be made. If the Accounting Firm determines that the Total Payments are to be reduced under the preceding sentence, then the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof. The Executive may then elect, in the Executive's sole discretion, which and how much of the Total Payments are to be eliminated or reduced (as long as after such election no Excise Tax will be payable) and shall advise the Company in writing of the Executive's election within 10 days of receipt of notice. If no such election is made by the Executive within such 10 day period, then the Company may elect which and how much of the Total Payments are to be eliminated or reduced (as long as after such election, no Excise Tax will be payable) and shall notify the Executive promptly of such election.

10.      RESTRICTIVE COVENANTS.

         10.1 Confidential Information. During the period of his employment, Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliates all trade secrets, proprietary or confidential information, knowledge or data relating to the Company, and/or their respective businesses, which shall have been obtained by Executive. Trade secret information includes, but is not limited to, customer lists, pricing information, sales reports, financial and marketing data, reserves estimation processes or procedures, techniques, or processes that: (i) derive independent economic value, actual or potential, from not being generally known to the public or to persons who can obtain economic value from their disclosure or use, and (ii) are the subject of reasonable efforts under the circumstances to maintain their secrecy. After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company, use, communicate or divulge any such information, knowledge or data to anyone at any time.

         10.2 Covenant Not to Compete. Executive agrees not to, during the course of employment and for a period of two years commencing upon the termination of employment, voluntarily or involuntarily, for any reason whatsoever, (i) directly or indirectly, individually or on behalf of persons not now parties to this Agreement, or as a director, officer, principal, agent, executive, or in any other capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal


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entity that is in the commercial, hotel and/or residential real estate development business that Competes with the Company anywhere in Florida or (ii) hold, directly or indirectly, more than five percent of any class of stock of any corporation or more than a 5% interest in any partnership or other business or legal entity that is in the commercial, hotel and/or residential real estate development business that Competes with the Company anywhere in Florida. "Competes" shall be defined as engaging in commercial, hotel and/or residential real estate development projects where total annual development costs for all such commercial, hotel and/or residential projects in Florida meet or exceed $50,000,000. The Company and Executive acknowledge the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are a part of said covenant. This covenant not to compete is contemplated to protect Company's legitimate business interests.

         10.3 Solicitation of Customers by Executive. Unless waived in writing by the Company, Executive further agrees that he will not, directly or indirectly, during the course of employment and for two years after termination of his employment, solicit the trade or patronage of any of the customers of the Company, regardless of the location of such customers of the Company with respect to any services, products, or other matters in which the Company is active.

         10.4 Solicitation of Company Employees. Unless waived in writing by the Company, Executive further agrees that he will not, directly or indirectly, during the course of employment and for two years after termination of his employment, solicit or attempt to entice away from the Company any director, agent or employee of the Company.

         10.5 Compliance with Business Ethics and Conflict of Interest Policy. During the Executive's employment with the Company, the Executive shall comply in all respects with the Company's Business Ethics and Conflict of Interest Policy attached hereto as exhibit "A," and as may be amended from time to time.

         10.6     Survival; Injunctive Relief. Executive agrees that Sections
10.1 to 10.4 shall survive the termination of (a) this Agreement and (b) the period of employment hereunder. Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if Executive breaches or threatens to breach any of the provisions of this Section 10 and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any such breach or threatened breach thereof and to specific performance of the terms of this Section 10 (in addition to any other legal or equitable remedy the Company may have). Executive further agrees that Executive shall not, in any equity proceeding relating to the enforcement of this Section 10, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have under and in respect of this Agreement or any other agreement.

11.      SUCCESSORS.

         11.1 Company's Successors. The Company shall require any successor (whether direct or indirect by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the business or assets of the Company which executes and delivers the assumption agreement described in this
Section 11.1 or which becomes bound by this Agreement by operation of law.

         11.2 Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

12. LIQUIDATED DAMAGES. The payments and benefits provided in Sections 5 and 9 are intended to be liquidated damages for a termination of the Executive's employment by the Company without Cause or for


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the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

13. RELEASE. Notwithstanding any provision herein to the contrary, the Company may require that, prior to payment of any amount or provision of any benefit under this Agreement, the Executive shall have executed a complete release of the Company and its affiliates and related parties in such form as is reasonably acceptable to both parties and any waiting periods contained in such release shall have expired.

14. INSURANCE AND INDEMNIFICATION. The Company will indemnify the Executive for his actions as a Company employee or officer pursuant to Company policy.

15.      MISCELLANEOUS PROVISIONS.

         15.1 Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to the Executive at the home address that the Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         15.2 Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         15.3 Other Agreements; Amendment. This Agreement contains all of the terms of Executive's employment with the Company and supersedes any prior understandings or agreements, whether oral or written, between you and the Company relating to employment and/or severance, including the Severance Agreement between the Executive and the Company dated as of August 21, 2001. This Agreement may be amended only in writing, by an instrument executed by both parties.

         15.4 No Setoff; Withholding Taxes. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Executive under this Agreement. Except as provided in Section 9, all payments made or benefits provided under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law. The payments received under this Agreement shall be in lieu of, and not in addition to, any payments or benefits received in connection with the Company's general severance policy then in effect. Should any payment be made or benefits be provided under any such severance policy, the payments and benefits provided hereunder shall be correspondingly reduced by such payments and/or benefits.

         15.5 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida, except their choice-of-law provisions.

         15.6 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         15.7 Arbitration. Except as otherwise provided in Section 9, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Jacksonville, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be the exclusive remedy for resolving disputes arising under this Agreement. Discovery shall be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association shall be paid as determined by the arbitrator.

         15.8 Legal Fees. In the event of any controversy or claim arising out of or relating to this Agreement, or the breach thereof, the Company shall pay (on an as-incurred basis) the reasonable fees and costs of the Executive's attorneys attributable to such controversy or claim (the "Legal Fees"); provided that the Executive shall reimburse the Company for all such Legal Fees if the Executive does not prevail on at least one material issue arising in such controversy or claim.

         15.9 No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 15.9 shall be void.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized director, as of the day and year first above written.

EXECUTIVE                          THE ST. JOE COMPANY

  /s/ Peter S. Rummell               By /s/ Michael Ainslie
  --------------------                  -------------------
  Peter S. Rummell                      Michael Ainslie
                                        Chairman of the Compensation Committee